                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated May 9, 2001, included in the Centex Construction Products, Inc. (the "Company") annual report to stockholders. We also hereby consent to the incorporation by reference of our report dated May 9, 2001, into the Company's previously filed registration statements on Form S-8 (No. 33-82820; No. 33-82928; No. 33-84394; and No.
333-54102) and to all references to our firm included in these registration statements.



                                                     ARTHUR ANDERSEN LLP



Dallas, Texas
  June 26, 2001